         4-C     Preliminary Price List

Preliminary Price List


                                PHASES I AND II

 Number of Units           Description of Unit          Initial Prices
 ---------------           -------------------          --------------
        18                 Type A-1 Unit                 $114,900.00
        20                 Type A-Unit                   $120,900.00
         9                 Type B-1 Unit                 $128,900.00
        10                 Type B Unit                   $131,900.00
        21                 Type C-1 Unit                 $130,900.00
        19                 Type C Unit                   $136,900.00
        10                 Type D-1 Unit                 $145,900.00
        10                 Type D Unit                   $148,900.00
         8                 Type E Unit                   $192,900.00
         4                 Type F Unit                   $207,900.00
         2                 Type G                        $182,900.00
         2                 Type H                        $177,900.00



                                                                            E-23